M. H. Meyerson & Co., Inc.

                            Exhibit 11

                 Statement of Earnings Per Share

The earnings per share during the periods presented were calculated as follows:

Nine months ended October 31, 1996

Shares outstanding during the nine months ended October 31, 1996:



                                                             Shares


4,983,335 shares from February 1 to May 7, 1996  97 days   483,383,495
4,993,335 shares from May 8 to October 31, 1996 177 days   883,820,295
                                                         1,367,203,790


1,367,203,790 total shares divided by 274 total days = 4,989,795 average shares outstanding.

Equivalent shares using the modified treasury stock method:


268,000 options, exercise price $1.00        268,000     1.0000    268,000
205,000 options, exercise price $1.10        205,000     1.1000    225,500
200,000 options, exercise price $2.1875      200,000     2.1875    437,500
 90,000 options, exercise price $2.25         90,000     2.2500    202,500
Less shares assumed to be purchased:        (348,769)           (1,133,500)
                                             414,231                     0


Total weighted average outstanding shares: 5,404,026

Earnings, nine months ended October 31, 1996: $2,447,212/5,404,026 = $0.45

Nine months ended October 31, 1997

Shares outstanding during the nine months ended October 31, 1997:


4,993,335 shares from February 1 to February 12, 1997  12 days     59,920,020
4,995,335 shares from February 13 to February 27, 1997 15 days     74,930,025
5,000,335 shares from February 28 to April 1, 1997     33 days    165,011,055
5,030,335 shares from April 2 to May 22, 1997          51 days    256,547,085
5,035,335 shares from May 23 to August 13, 1997        83 days    417,932,805
5,042,835 shares from August 14 to October 31, 1997    79 days    398,383,965
                                                      273 days  1,372,724,955


1,372,724,955 total shares divided by 273 total days = 5,028,297 average shares outstanding.

Calculation of equivalent shares would be anti-dilutive.